Exhibit 99.1

LEAGUE NOW HOLDINGS CORPORATION

 AND

PURE MOTION, INC.

INDEX TO UNAUDITED CONSOLIDATED PRO FORMA
FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

i

LEAGUE NOW HOLDING CORPORATION

AND

 PURE MOTION, INC.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
FOR FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheet of League Now Holding Corporation, Pure Motion, Inc. as of June 30, 2010 gives the effect to the purchase of Pure Motion, Inc. as if it had occurred on December 31, 2009.  The Pure Motion purchase transaction was closed on October 6, 2010 for approximately $250,000 payable in share exchange agreements and related party loans.  The unaudited pro forma statements for the period ended June 30, 2009 gives the effect to the acquisition by League Now Holdings as if it had occurred on December 31, 2009.  The column headed “Pure Motion” in the unaudited pro forma statement of operations gives the effect to revenues and expenses of the acquisition for periods being reported and was not included in our historical financial statements. Pure Motion, Inc. was acquired on October 6, 2010 and the purchase was accounted for by League Now Holding using the purchase method of accounting.

The following unaudited pro forma financial data have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only.  The unaudited pro forma financial data presented are based upon the historical consolidated financial statements and the historical statements of revenues and direct operating expenses of League Now Holdings Inc and Pure Motion, Inc. and should be read in conjunction with such financial statements and related notes thereto included in this report.

The pro forma financial data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma financial statements, and the actual recording of transactions could differ.  The unaudited pro forma financial data re not necessarily indicative of the financial results that would have occurred had the purchase been effective on and as of the date indicated and should not be viewed as indicative of operations in future periods.

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR

LEAGUE NOW HOLDINGS CORPORATION

AND

PURE MOTION, INC

LEAGUE NOW HOLDINGS CORPORATION AND PURE MOTION, INC
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30, 2010

	League
	Now	Pure	Proforma		ProForma
	Holdings, Inc.	Motion, Inc.	Adjustments		Consolidated

CURRENT ASSETS
Cash and cash equivalents	-	9,532			9,532
Inventory	-	314,621			314,621
Prepaid expenses	-	8,981			8,981
	-	333,134			333,134
Investment	-				-
					-
Property, plant and equipment, net	-	10,236			10,236
	-	-			-
Net property plant and equipment	-	10,236			10,236

Intangible asset- patent, net	-	14,833	848,491	A	863,324

Legal fees in escrow	-				-
	-	358,203			1,206,694

CURRENT LIABILITIES					-
Accounts payable	125,844	898,018			1,023,862
Payroll payable	43,750	-			43,750
Accrued payroll taxes	4,590	57			4,647
Notes payable	9,172	-			9,172
Note payable - related party	1,627	130,400	(250,000	) B	382,027
	184,983	1,028,475			1,463,458

STOCKHOLDERS' EQUITY
Preferred stock $0.001 par value, 10,000,000					-
authorized:none issued and outstanding	-	-
					-
					-
Common stock, $0.001 par value, 100,000,000					-
authorized: 45,748,228 Shares issued and	45,748	8,722,848	8,721,348	C	47,248
outstanding at September 30,2010					-
Additional paid-in-capital	76,002	-	-	C	76,002
Accumulated deficit	(306,733)	(9,393,120)	(9,319,839	) D	(380,014)

Total stockholders' equity	(184,983)	(670,272)			(256,764)
	-	358,203			1,206,694

LEAGUE NOW HOLDINGS CORPORATION AND PURE MOTION, INC
UNAUDITED PROFORMA CONSOLIDATED STATEMENTOF OPERATIONS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2010

	League
	Now	Pure	Proforma
	Holdings, Inc.	Motion, Inc.	Adjustments		ProForma

SALES
Revenue earned	-	142,855			142,855
TOTAL INCOME	-	142,855			142,855

COST OF SALES
Products		57,448			57,448
	-	85,407			85,407

Operating expenses	33,039	194,717			227,756
		2,475
	33,039	197,192			227,756

Net income before taxes	(33,039)	(111,785)			(142,349)

Interest expense		(5,623)			(5,623)
	(33,039)	(117,408)			(147,972)

Provision for income taxes	-	-			-
Net income	(33,039)	(117,408)			(150,447)

Accumulated deficit - beginning of year	(273,694)	(9,319,839)	9,319,839	D	(273,694)
Accumulated deficit - end of period	(306,733)	(9,437,247)			(424,141)

LEAGUE NOW HOLDINGS CORPORATION AND PURE MOTION, INC
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009

	League
	Now	Pure			ProForma
	Holdings, Inc.	Motion, Inc.	Adjustments		Consolidated

SALES
Revenue earned	-	128,210			128,210
TOTAL INCOME	-	128,210			128,210

COST OF SALES
Products		38,996			38,996
	-	89,214

Operating expenses	64,052	127,977			192,029
	64,052	127,977			192,029

Net income before taxes	(64,052)	(38,763)			(63,819)

Interest expense		(5,364)			(5,364)
	(64,052)	(44,127)

Provision for income taxes	-	-			-
Net income	(64,052)	(44,127)			(108,179)

Retained earnings - beginning of year	(209,642)	(9,275,712)	9,319,839	D	(165,515)
Retained earnings - end of year	(273,694)	(9,319,839)			(273,694)

NOTES TO
UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma financial data for League Now Holdings Corporation, and Pure Motion, Inc. for the period ended September 30, 2010 has been prepared to give effect to the acquisition by League Now Holdings Inc of Pure Motion, Inc.  The column headed Pure Motion, Inc. in the unaudited pro forma statement of operations gives effect to the revenues and direct operating expenses of the acquisition for the period that were not included in the Pure Motion historical financial statements.  The unaudited pro forma financial statements are not necessarily indicative of the results of League Now Holdings Corporation future operations.

The unaudited pro forma adjustment notes for the balance sheet are as follows:

A.	The estimated value of contracts purchased and preliminary adjustments to historical book value of Pure Motion, Inc. as a result of the transaction.

B.	$250,000 shareholder loan, to complete the purchase Pure Motion Inc.

C.	Acquisition equity eliminations.

The unaudited pro forma adjustment notes for the statement of operations are as follows:

D.	Elimination of pre-acquisition profits.